Exhibit 99.1

Senomyx Receives Generally Recognized As Safe (GRAS) Determination for Savory Enhancers

LA JOLLA, CA, March 3, 2005– Senomyx, Inc. (NASDAQ: SNMX) announced today the company has been notified by the Flavor and Extract Manufacturers Association (FEMA) that its savory enhancers S807 and S336 have been determined to be Generally Recognized As Safe (GRAS) under the provisions of the Federal Food, Drug and Cosmetic Act, administered by the United States Food and Drug Administration.   In addition, two of the company’s other savory enhancers, S263 and S976, which are related to S336, were also determined to be GRAS.  These savory enhancers, discovered and developed by Senomyx, are intended to provide for the reduction or elimination of monosodium glutamate (MSG) and to augment the flavor of naturally occurring glutamate found in many food and beverage products. The GRAS determination will enable incorporation of Senomyx’s savory enhancers into a variety of food products including sauces, frozen foods, processed cheese and snack foods.

Extensive scientific safety data were submitted by Senomyx to the expert panel of FEMA for GRAS determination.  In 1960, FEMA established the FEMA Expert Panel as an independent group of scientific experts to review the safety of flavoring substances and ensure that such substances added to foods are safe for their intended use. The Expert Panel has operated continuously since it was first appointed in 1960 and has determined more than two thousand substances are GRAS.

“Receiving GRAS determination for our savory enhancers represents a very important milestone for Senomyx as we move towards the commercialization phase of our company,” stated Kent Snyder, President and Chief Executive Officer of Senomyx.  “Now that we have received the GRAS determination, consumer acceptance testing of our savory enhancers can begin.  We anticipate that the first commercial sale of products that include our savory enhancers will occur during the first half of 2006, which would result in royalty payments to Senomyx.”

About Senomyx

Senomyx is a biotechnology company using proprietary taste receptor-based assays, screening technologies, and optimization chemistry to discover and develop novel flavor enhancers and taste modulators for the packaged food and beverage industry. Senomyx’s current programs focus on the development of flavor enhancers and taste modulators in four taste areas: savory, sweet, salt and bitter. Senomyx has entered into product discovery and development collaborations with four of the world’s leading packaged food and beverage companies: Campbell Soup Company, The Coca-Cola Company, Kraft Foods Global, Inc. and Nestlé SA.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: the company’s ability to commercialize its savory enhancer products, including the anticipated timing of commercial sales and the receipt of royalties; the extent to which the company’s collaborators or other packaged food and beverage manufacturers will incorporate the company’s savory enhancers into packaged food and beverage products; consumer acceptance of the company’s flavors and flavor enhancers; and the ability of the company’s savory enhancers to reduce or eliminate MSG and enhance the flavor of naturally occurring glutamate in food and beverage products. Risks that contribute to the uncertain nature of the forward-looking statements include: the company’s dependence on its collaborators to commercialize its flavors and flavor enhancers;  the company’s dependence on its product discovery and development collaborators for its revenues for the foreseeable future; the risk that the company’s flavors and flavor enhancers may never be commercially successful; and the other risks and uncertainties that are described more fully in Senomyx’s most recently filed SEC documents, including its Prospectus filed with the Securities and Exchange Commission on June 22, 2004 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.  All forward-looking statements contained in this press release speak only as of the date on which they were made. Senomyx undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.